EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-53498, of ArvinMeritor, Inc. on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of ArvinMeritor, Inc. Hourly Employees Savings Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Detroit, Michigan
June 25, 2004